Exhibit 10.14

Liquid Capital Loan Contract of Agricultural Bank of China

(Contract No. :  NO[●])

Loaner: Ping An Bank Co., Ltd, Wenzhou Longwan Branch

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Address: No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025

I.	Loan Amount:

Currency: RMB.

Amount: ¥[●]

II.	Loan purpose:

The purpose of this loan is for purchase of stainless steel band.

III.	Loan period:

The loan period is one year. The starting date is the date specified on the loan receipt.

IV.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is the interest rate published by People’s Bank on the day of the loan withdrawal plus [●]%.

2.	Fixed rate will be applied during the whole contract period.

3.	Loan Interest Rate shall be settled monthly. The [●]th of each month would be interest settlement date. The last settlement date will be the maturity date of the contract. Borrower shall pay all loan interest and principal on the date of interest settlement.

V.	Loan repayment

1.	Borrower shall repay all the loan principal at one time before the contract maturity date.

2.	Borrower shall deposit the loan due on the account appointed by Loaner prior to the maturity day.

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3.	If Borrower wants to repay the loan prior to the maturity date, Borrower shall notify Borrower in writing [●] days in advance. Upon approval of Loaner, such written application cannot be revoked.

VI.	Breach

1.	If Borrower fails to repay the loan on time, Loaner has right to charge Borrower the penalty interest which will be calculated as the penalty interest rate times the number of days due.

The penalty interest rate = the interest rate specified in this contract plus [●]% of the interest rate

2.	If Borrower uses the loan in violation of the purpose of this agreement, Loaner has right to charge Borrower the penalty interest which will be calculated as the penalty interest rate times the number of days due.

The penalty interest rate = the interest rate specified in this contract plus [●]% of the interest rate.

3.	If Borrower fails to pay the loan interest, Borrower needs to pay the compound interest since the breach date.

VII.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be solved through negotiation, if no agreement could be reached, such disputes shall be submitted to the court located in the place where Loaner resides.

2.	This contract is written in 3 copies with Loaner holding 2 copies and borrower holding 1 copy.

Loaner: Ping An Bank Co., Ltd, Wenzhou Dragon Bay Branch.

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Execution time: [●]

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